Exhibit 99.1

PRESS RELEASE

UNITED COMMUNITY BANCORP ANNOUNCES DATE OF

2017 ANNUAL MEETING OF SHAREHOLDERS

Lawrenceburg, Ind., August 28, 2017 - United Community Bancorp (the “Company”) (Nasdaq: UCBA) today announced that its annual meeting of shareholders will be held on Thursday, December 7, 2017.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates eight offices in Dearborn County and Ripley County, Indiana.

Contact:	United Community Bancorp

E.G. McLaughlin, President and Chief Executive Officer

(812) 537-4822